IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF FLORIDA

MIAMI DIVISION

www.flsb.uscourts.gov

In re:		Chapter 11

Florida Gaming Centers, Inc., et al.,[1]		Case No. 13-29597 (RAM)

Jointly Administered
Debtors.
/

ORDER UNDER 11 U.S.C §§ 105, 363 AND FED. R. BANKR. P. 2002, 6004,

6006, 9007, 9019, AND 9014 APPROVING (A) SALE OF ASSETS FREE AND

CLEAR OF LIENS, CLAIMS, ENCUMBRANCES, AND OTHER INTERESTS;

(B) ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS

TO SUCCESSFUL BIDDER, AND (C) RELATED RELIEF

Upon the motion, as amended from time to time, dated November 25, 2013 [Docket No. 228] (the “Sale Motion”) of Florida Gaming Centers, Inc. (“Centers”), Florida Gaming Corporation (“Holdings” and collectively with their affiliates, the “Debtors”), as debtors and debtors in possession in the above-captioned chapter 11 cases (the “Chapter 11 Cases”),2 for entry of an order, under sections 105 and 363 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 6004, and 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), authorizing and approving (i) that certain Asset Purchase Agreement,3 dated as March 28, 2014 a copy of which is attached hereto as Exhibit A (including all schedules, exhibits, and attachments thereto), to be entered into by and among the parties as contemplated therein (the “APA”), by and among Fronton Holdings, LLC (the “Purchaser”), and certain of the Debtors as reflected in the APA as Sellers (collectively, the “Sellers”, and each individually, a “Seller”); (ii) the sale and all related transactions, in accordance with the APA and this Order (the “Sale”) of all of the Debtors’ right, title and interest in, to and under the Assets (as defined in the APA) to be sold to the Purchaser under the APA (the “Sale Assets”) free and clear of all claims, liens, encumbrances, or other interests (including without limitation, any and all “claims” as defined in section 101(5) of the Bankruptcy Code and any rights or claims based on any successor or transferee liability) other than those specifically provided for in the APA, including, to the extent set forth in the APA, the Assumed Liabilities and Permitted Liens (collectively, all such claims, liens, encumbrances and other interests other than the Assumed Liabilities and the Permitted Liens as set forth in the APA, the “Interests”), (iii) the assumption by the Sellers and the assignment by the Sellers to the Purchaser of certain executory contracts and unexpired leases included as “Included Contracts” under the APA (the “Assumed Contracts”) pursuant to section 365 of the Bankruptcy Code (together with the Sale and other transactions to be consummated pursuant to the APA, the “Transactions”) and the fixing and satisfaction by the Seller of Cure Amounts relating thereto, and (iv) granting related relief; and upon the proffer of Alexander Fisch of Guggenheim Securities, LLC (“Guggenheim Securities”) in support of the Transactions (the “Fisch Proffer”) and the proffer of Daniel Licciardi in support of the Transactions (the “Licciardi Proffer” and together with the Fisch Proffer, the “Proffers”); the Order Pursuant to Fed. R. Bankr. P. 9019(a) Approving Settlement and Compromise by and Among the Debtors and Their Respective Estates, William B. Collett, William B. Collett, Jr., ABC Funding, LLC and the Official Joint Committee of Unsecured Creditors (the “Committee”), dated March 20, 2014 (the “Settlement Order” which approved the settlement agreement referred to therein, the “Settlement Agreement”) [Docket No. 387]; and the Court having entered its order, dated December 30, 2013 (the “Sale Procedures Order”) [Docket No. 261], authorizing and approving the Sale Procedures, notice of the Sale, and the hearing to consider approval of the Transactions (the “Sale Hearing”); and an Auction having been held in accordance with the Sale Procedures Order and the Sale Procedures appended thereto (as such Sale Procedures were modified from time to time in accordance with the Sale Procedures); and at the conclusion of the Auction, the Purchaser was chosen as the Successful Bidder (as defined in the Sale Procedures Order) in accordance with the Sale Procedures Order and the Sale Procedures; and the Sale Hearing having been held on March 26, 2014 to consider the relief requested in the Sale Motion; upon the record of the Sale Hearing, and all of the other proceedings before the Court; and the Court having reviewed the Sale Motion and any objections thereto (the “Objections”); and all parties in interest having been afforded an opportunity to be heard with respect to the Sale Motion and all of the relief related thereto; and it appearing that the relief requested by the Sale Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and after due deliberation thereon; and sufficient cause appearing therefore, it is hereby

1 The debtors in these chapter 11 cases, along with the last four digits of each debtor’s tax identification number are: Florida Gaming Centers, Inc. (5893) (“Centers”), Florida Gaming Corporation (0533) (“Holdings”), Tara Club Estates, Inc. (9545), and Freedom Holding, Inc. (4929) (“Freedom Holding”) (collectively, the “Debtors”).

2 Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the APA and, where indicated, the Sale Motion or the Sale Procedures Order (as defined below).

3 Included with the APA, all other agreements, documents and instruments necessary to effect the transactions contemplated hereby, collectively the “Transaction Documents.”

FOUND AND DETERMINED THAT:4

A.          Jurisdiction and Venue. This Court has jurisdiction over the Sale Motion and the Transactions pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A) and (N). Venue of these cases and of the Sale Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

B.           Statutory Predicates. The statutory predicates for the relief sought in the Sale Motion are sections 105(a), 363, and 365 of the Bankruptcy Code, as supplemented by Bankruptcy Rules 2002, 6004, 6006, 9007 and 9014. The consummation of the Transactions contemplated by the APA and this Order is legal, valid and properly authorized under all such provisions of the Bankruptcy Code and Bankruptcy Rules, and all of the applicable requirements of such sections and rules have been complied with in respect of the Transactions.

4 The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2

C.           Notice. As evidenced by the certificates of service and notice previously filed with the Court and based on the representations of counsel at the hearing to approve the Sale Procedures and the Sale Hearing, proper, timely, adequate, and sufficient notice of the Sale Motion, the Sale Procedures, the Sale, the Auction, and the Sale Hearing have been provided in accordance with sections 105(a), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002(a), 6004(a), 6006(c), 9007 and 9014 to all interested persons and entities including: (a) the U.S. Trustee; (b) counsel to the Committee; (c) counsel to ABC; (d) counsel to the Colletts; (e) counsel to Silvermark, LLC (“Silvermark”); (f) those parties who have requested notice pursuant to Bankruptcy Rule 2002; (g) all known creditors of the Debtors and all entities known to have asserted any claims against the Debtors and other entities known to have asserted a lien, interest or encumbrance in or upon any of the Sale Assets; and (h) all known entities that have previously expressed a bona fide interest in purchasing the Sale Assets from the date of the Bid Procedure Motion (the parties referenced in clauses (a)-(h) above, collectively, the “Notice Parties”). The Debtors provided notice of the assumption and assignment of Assumed Contracts and any cure amounts related thereto (the “Cure Amounts”) to all contract counterparties of such Assumed Contracts in accordance with the Sale Procedures Order [Docket No. 343]. Such notice placed these persons on notice that their failure to object to the Debtors’ assumption and assignment of the Assumed Contracts or to the Cure Amounts would be deemed consent to the assumption and assignment of the Assumed Contracts and the Cure Amounts. The notice described in this Paragraph C is good, sufficient and appropriate under the circumstances, and no other or further notice of the Sale Motion, the Auction, the Sale Hearing, the assumption and assignment of any of the Assumed Contracts, the Cure Amounts, the APA, the Sale, the other Transactions and this Order is or shall be required. With respect to parties who may have claims against the Debtors, but whose identities are not reasonably ascertainable by the Debtors, the publication of the Sale Notice was sufficient and reasonably calculated under the circumstances to reach such parties, and such publication notice is good, sufficient and valid notice to, and binding upon, all Persons and entities (as defined in section 101(15) of the Bankruptcy Code) in accordance with Bankruptcy Rule 2002(l).

3

D.          Business Justification. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the sale of the Sale Assets. In light of the circumstances of these Chapter 11 Cases and the risk of deterioration in the going concern value of the Sale Assets pending the Sale, time is of the essence in (i) consummating the Sale, (ii) preserving the viability of the Debtors’ businesses as going concerns, and (iii) minimizing the widespread and adverse economic consequences for the Debtors, their estates, their creditors and employees and other parties in interest.

E.           Sale Procedures Order. On December 30, 2013, this Court entered the Sale Procedures Order approving Sale Procedures for the Sale of the Sale Assets. The Sale Procedures provided a full, fair and reasonable opportunity for any entity or entities to make an offer to purchase the Sale Assets.

F.           Adequate Marketing; Highest and Best Offer. As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing, including the Proffers, and (ii) the representations of counsel made on the record at the Sale Hearing, (a) the Debtors have adequately marketed the Sale Assets and conducted the sale process in compliance with the Sale Procedures Order and the Sale Procedures (as modified from time to time in accordance with the Sale Procedures); (b) a reasonable opportunity has been given to any interested party to make a higher or better offer for the Sale Assets; (c) the consideration provided for in the APA constitutes the highest and best offer for the Sale Assets; (d) the consideration provided for in the APA provides fair and reasonable consideration for the Sale Assets and constitutes reasonably equivalent value under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia; (e) the Sale will provide a greater recovery for the Debtors’ creditors than would be provided by any other practically available alternative, including liquidation under chapters 7 or 11 of the Bankruptcy Code; (f) taking into consideration all relevant factors and circumstances, no other entities have offered to purchase the Sale Assets for greater economic value to the Debtors or their estates; and (g) the Debtors’ determination (in consultation with the Committee) that the APA constitutes the highest or best offer for the Sale Assets constitutes a valid and sound exercise of the Debtors’ business judgment. The Sale is fair and reasonable and supported by sound business reasons and there is no bona fide basis for any claims or actions against the Debtors, ABC Funding, LLC, the Committee, or the Purchaser, arising out of their participation in the negotiation of or consent to the Sale or related matters. In entering into, or consenting to the Sale, such parties have exercised their respective rights and powers, and used the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances.

4

G.          Opportunity to Object. A reasonable opportunity to object or be heard with respect to the Sale Motion, the relief requested therein and the Cure Amounts has been afforded to all interested Persons, including the Notice Parties.

H.          Sale in Best Interests. The actions to be taken by the Sellers and the Purchaser are appropriate under the circumstances of these Chapter 11 Cases and are in the best interests of the Debtors, their estates and creditors, and other parties in interest. Approval of the APA and of the Sale and other Transactions at this time is in the best interests of the Debtors, their creditors, their estates, and all other parties in interest.

I.            No Sub Rosa Plan. In the event the Transactions are approved under section 363 of the Bankruptcy Code, the consummation of the Transactions outside of a plan of reorganization pursuant to the APA neither impermissibly restructures the rights of the Debtors’ creditors nor impermissibly dictates the terms of a liquidating plan of reorganization for the Debtors. The Transactions do not constitute a sub rosa plan of reorganization.

5

J.            Arm’s-Length Sale. The APA and the Transactions were negotiated, proposed, and entered into by the Sellers (in consultation with the Committee) and the Purchaser without collusion, in good faith, and from arm’s-length bargaining positions. Neither the Sellers, their insiders and affiliates, nor the Committee, nor the Purchaser have engaged in any conduct that would cause or permit the APA, the Sale, or any part of the Transactions thereby to be avoided or subject to avoidance under section 363(n) of the Bankruptcy Code.

K.          Good Faith Purchaser. The Purchaser is a good faith Purchaser under section 363(m) of the Bankruptcy Code and, as such, the Purchaser is entitled to all of the protections afforded thereby.

L.           Prompt Consummation. The Sale and the other Transactions must be approved and consummated as promptly as practicable in order to preserve the viability of the business.

M.         Corporate Authority. Each Debtor (i) has full corporate power and authority to execute the APA and all other documents contemplated thereby, and the sale of the Sale Assets has been duly and validly authorized by all necessary corporate action of each of the Debtors, (ii) has all of the corporate power and authority necessary to consummate the Transactions contemplated by the APA, (iii) has taken all corporate action necessary to authorize and approve the APA and the consummation by the Debtors of the Transactions contemplated thereby, and (iv) needs no additional consents or approvals (or such applicable consents or approvals have been waived), other than those expressly provided for in the APA to consummate such Transactions.

6

N.          Binding and Valid Transfer. The transfer of the Sale Assets to the Purchaser will be a legal, valid, and effective transfer of the Sale Assets and will vest the Purchaser with all right, title, and interest of the Sellers to the Sale Assets free and clear of all Interests, including (i) rights or claims based on any successor or transferee liability (ii) those that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Sellers’ or the Purchaser’s interests in the Sale Assets, or any similar rights, (iii) those relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Sale Assets prior to the closing, (iv) (a) those arising under all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, rights of first refusal or charges of any kind or nature, if any, including any restriction on the use, voting, transfer, receipt of income, or other exercise of any attributes of ownership and (b) all debts arising in any way in connection with any agreements, acts, or failures to act, of any of the Sellers or any of the Sellers’ predecessors or affiliates, claims (as that term is defined in the Bankruptcy Code), obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether occurring or arising prior to or subsequent to the commencement of these Chapter 11 Cases, and whether imposed by agreement, understanding, law, equity or otherwise, including, but not limited to, claims otherwise arising under doctrines of successor or transferee liability, and any indemnification claims or liabilities relating to any act or omission of the Sellers or any other Person prior to the Closing Date, and (v) any employments rights and claims (except those specifically assumed), pension rights and claims, or any other claims arising out of the National Labor Relations Act (29 U.S.C § 151, et seq.), the Employee Retirement Income Security Act, as amended (29 U.S.C. § 1001, et seq.), or the WARN Act (29 U.S.C. § 2101 et seq.).

7

O.          Satisfaction of 363(f) Standards. The Sellers may sell the Sale Assets free and clear of all Interests of any kind or nature whatsoever, including rights or claims based on any successor or transferee liability, because, in each case, one or more of the standards set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied. Those holders of Interests, including rights or claims based on any successor or transferee liability, and non-debtor parties to the Assumed Contracts who did not object, or who withdrew their Objections, to the Transactions or the Sale Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. In all cases, each such Person with Interests in the Sale Assets is enjoined from taking any action against the Purchaser, the Purchaser’s Affiliates or any agent of the foregoing to recover any such Interest.

P.           Necessity of Order. The Purchaser would not have entered into the APA and would not consummate the Transactions without all of the relief provided for in this Order. The consummation of the Transactions pursuant to this Order and the APA is necessary for the Debtors to maximize the value of their estates for the benefit of all creditors and other parties in interest. The Purchaser has agreed to these Transactions with the intent of purchasing the Sale Assets and does not and would not agree to assume anything other than the Assumed Liabilities.

Q.          Assumed Contracts. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts to the Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Contracts is in the best interests of the Debtors, their estates and creditors, and other parties in interest. The Assumed Contracts being assigned to the Purchaser are an integral part of the Sale Assets being purchased by the Purchaser, and, accordingly, such assumption and assignment of the Assumed Contracts and liabilities are reasonable and an enhancement to the value of the Debtors’ estates. Nothing contained in this Order shall prejudice the right of the Debtors to reject their respective obligations under all other executory contracts and unexpired leases which are not Assumed Contracts, whether pursuant to a plan or by separate motion.

8

R.          Cure/Adequate Assurance. The Seller will be assuming and assigning the Assumed Contracts, and paying all Cure Amounts pursuant to the terms of the APA. The Seller has demonstrated its ability to cure any default with respect to any act or omission that occurred prior to the Closing under any of the Assumed Contracts within the meaning of section 365(b)(1)(A) of the of the Bankruptcy Code. The Cure Amounts are deemed the amounts necessary to “cure” within the meaning of section 365(b)(1) of the Bankruptcy Code all “defaults” within the meaning of section 365(b) of the Bankruptcy Code under such Assumed Contracts. The Purchaser’s promises to perform the obligations under the Assumed Contracts after the Closing Date shall constitute adequate assurance of its future performance of and under the Assumed Contracts, within the meaning of sections 365(b)(1) and 365(f)(2) of the Bankruptcy Code. All counterparties of the Assumed Contracts who did not or do not timely file an objection to the assumption and assignment of the Assumed Contract(s) to which they are counterparty, are deemed to consent to the assumption by the Debtors of their respective Assumed Contract(s) and the assignment thereof to the Purchaser. The objections of all contract counterparties to Assumed Contracts that did file a timely objection to the assumption and assignment of such counterparties’ respective Assumed Contract(s) or Cure Amount(s) relating thereto were heard at the Sale Hearing are overruled on the merits with prejudice. The Court finds that with respect to all such Assumed Contracts, the payment of the Cure Amounts by the Seller is appropriate and is deemed to fully satisfy the Debtors’ obligations under sections 365(b) and 365(f) of the Bankruptcy Code. Accordingly, all of the requirements of sections 365(b) and 365(f) of the Bankruptcy Code have been satisfied for the assumption by the Debtors, and the assignment by the Debtors to the Purchaser, of each of the Assumed Contracts. To the extent any Assumed Contract is not an executory contract within the meaning of section 365 of the Bankruptcy Code, it shall be transferred to the Purchaser in accordance with the terms of this Order that are applicable to the Sale Assets, and the Purchaser shall have no liability or obligation for any (a) defaults or breaches under such agreement that relate to acts or omissions that occurred in the period, or otherwise arose, prior to the date of the entry of this Order, and (b) claims, counterclaims, offsets, or defenses (whether contractual or otherwise, including without limitation, any right of recoupment) with respect to such Assumed Contract, that relate to any acts or omissions that arose or occurred prior to the date of the entry of this Order. Notwithstanding any other provision in this Order, the Debtors may assume and assign any Assumed Contract following the entry of this Order, as may be provided in this Order or in the APA.

9

S.           Unenforceability of Anti-Assignment Provisions. Anti-assignment provisions in any Assumed Contract do not restrict, limit or prohibit the assumption, assignment, and sale of the Assumed Contracts and should be deemed and found to be unenforceable anti-assignment provisions within the meaning of section 365(f) of the Bankruptcy Code.

T.           Transfer Taxes. The Sale shall be free from transfer taxes if and to the extent permissible under section 1146(a) of the Bankruptcy Code or otherwise applicable law.

U.          Settlement Order Findings. All of the findings of fact and conclusions of law contained in the Settlement Order in respect of the approval of the Settlement Agreement are incorporated herein by reference.

10

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.          Sale Motion is Granted. The Sale Motion is granted and the relief requested therein with respect to the Sale is granted and approved in its entirety, as further described herein.

2.          Objections Overruled. Any objections to the entry of this Order or the relief granted herein and requested in the Sale Motion, including any objections to Cure Amounts or the assumption and assignment of Assumed Contracts, that have not been withdrawn, waived, or settled, or not otherwise resolved pursuant to the terms hereof, if any, are hereby denied and overruled on the merits with prejudice.

3.          Approval. The APA and all Transaction Documents, and all the terms and conditions thereof, are approved. Pursuant to sections 105, 363, and 365 of the Bankruptcy Code, the Debtors are authorized and directed to perform their obligations under, and comply with the terms of, the APA and the Transaction Documents and consummate the Transactions pursuant to, and in accordance with, the terms and conditions of the APA and this Order. The Debtors are authorized and directed to execute and deliver, and empowered to perform under, consummate, and implement, the APA and the Transaction Documents, together with all additional instruments and documents that the Sellers or the Purchaser deem necessary or appropriate to implement the APA and effectuate the Transactions, and to take all further actions as may reasonably be required by the Purchaser for the purpose of assigning, transferring, granting, conveying, and conferring to the Purchaser or reducing to Purchaser’s possession the Sale Assets or as may be necessary or appropriate to the performance of the obligations as contemplated by the APA.

11

4.          Highest and Best Offer. The Purchaser’s offer for the Sale Assets, as embodied in the APA, represents the highest and best offer for the respective Sale Assets and is hereby approved.

5.          Binding Effect of Order. This Order and the APA shall be binding in all respects upon all known and unknown creditors of, and equity security interests in, any Debtor, including any holders of Interests (including holders of rights or claims based on any successor or transferee liability), all counterparties to the Assumed Contracts, all successors and assigns of the Purchaser, each Seller and their Affiliates and subsidiaries, the Sale Assets, and any trustees subsequently appointed in any of the Debtors’ Chapter 11 Cases or upon a conversion to cases under Chapter 7 of the Bankruptcy Code, and this Order shall not be subject to amendment or modification and the APA shall not be subject to rejection by any subsequently appointed trustee. Nothing contained in any chapter 11 plan confirmed in the Debtors’ Chapter 11 Cases or in the order confirming any such chapter 11 plan shall conflict with or derogate from the provisions of the APA or this Order; provided, however, that the provisions of Section 13.09 of the APA as they relate to the retention of jurisdiction by this Court may be modified by further order of the Court upon the closing of these Chapter 11 Cases.

12

6.          Injunctions.

(i)          Sale Assets. All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Debtors to transfer the Sale Assets to the Purchaser in accordance with the APA and this Order. Following the Closing, except with respect to Assumed Liabilities and Permitted Liens, all Persons (including, but not limited to, the Debtors and/or their respective successors (including any trustee), creditors, investors, borrowers, current and former employees and shareholders, administrative agencies, governmental units, secretaries of state, federal, state, and local officials, including those maintaining any authority relating to any environmental, health and safety laws, and the successors and assigns of each of the foregoing) holding any Interests in the Sale Assets or against the Debtors in respect of the Sale Assets of any kind or nature whatsoever shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing any Interests of any kind or nature whatsoever against the Purchaser or any Affiliate of the Purchaser or any of their respective property, successors and assigns, or the Sale Assets, as an alleged successor or on any other grounds. For the avoidance of doubt, no Person shall assert, and the Purchaser and the Sale Assets shall not be subject to, any defaults, breaches, counterclaims, offsets, defenses (whether contractual or otherwise, including, without limitation, any right of recoupment), liabilities, claims and Interests, or basis of any kind or nature whatsoever to delay, defer, or impair any right of the Purchaser or the Debtors, or any obligation of any other party, under or with respect to, any Sale Assets (including, without limitation, any Assumed Contract), with respect to any act or omission that occurred prior to the Closing or with respect to any other agreement or any obligation of Debtors that is not an Assumed Liability.

(ii)         Assumed Contracts. Upon the transfer or assignment of the Assumed Contracts to the Purchaser, each contract counterparty of an Assumed Contract is hereby forever barred, estopped, and permanently enjoined from asserting against the Sale Assets, the Purchaser, their Affiliates or their respective property (a) any setoff, defense, recoupment, claim, Interest, counterclaim or default asserted or assertable against, or otherwise delay, defer or impair any rights of the Purchaser with respect to the Sale Assets with respect to an act or omission of, the Debtors, or (b) any rent acceleration, assignment fee, default, breach or claim, or pecuniary loss or condition to assignment or transfer, arising under or related to an Assumed Contract existing as of the Closing, or arising by reason of the Closing.

13

(iii)        Liens, Claims and Interests. Except for the Assumed Liabilities and Permitted Liens, pursuant to sections l05(a), 363, and 365 of the Bankruptcy Code, all persons and entities, including, without limitation, the Sellers, the Sellers’ affiliates, all equity security holders, the Sellers’ employees or former employees, governmental, tax, and regulatory authorities, lenders, trade and other creditors asserting or holding any liens, claims and interests, in or with respect to the Sellers or the Sale Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to the Sellers, the Sale Assets, the operation of the Sellers’ businesses prior to the Closing Date under the APA or the transfer of the Sale Assets to the Purchaser, shall, following the Closing, be forever barred, estopped and permanently enjoined from asserting, prosecuting or otherwise pursuing such liens, claims and interests against the Purchaser or any affiliate, successor or assign thereof, or the Sale Assets, including claims under section 365(n) of the Bankruptcy Code against the Purchaser with respect to the Sale Assets.

7.          General Assignment. Upon the Closing, this Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance, and transfer of the Sellers’ interests in the Sale Assets (or such Assumed Contract, if applicable) and a bill of sale transferring good and marketable title in the Sale Assets (or such Assumed Contract, if applicable) to the Purchaser. Each and every federal, state, and local governmental agency, quasi-agency, or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the Transactions.

14

8.          Transfer Free and Clear. Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, the Sale Assets shall be transferred to the Purchaser as required under the APA, and such transfer shall be free and clear of all Interests of any Person and any and all rights and claims under any bulk transfer statutes and similar laws, whether arising by agreement, by statute or otherwise and whether occurring or arising before, on or after the date on which these Chapter 11 Cases were commenced, whether known or unknown, occurring or arising prior to such transfer, with all such Interests to attach to the proceeds of the Sale ultimately attributable to the property against or in which the holder of a claim or Interest claims or may claim a claim or Interest, in the order of their priority, with the same validity, force, and effect which they now have, subject to any claims and defenses the Sellers may possess with respect thereto.

9.          No Liability of Purchaser. The Purchaser shall not be liable in any way for any claims against the Sellers, other than with respect to the Assumed Liabilities and the Permitted Liens. Any and all valid and enforceable liens, claims and interests on, against or in the Sale Assets, other than the Assumed Liabilities and the Permitted Liens, shall be transferred, affixed and attached to any net proceeds of the Sale Assets with the same validity, priority, force and effect such liens, claims and interests had on the Sale Assets immediately prior to the Sale and subject to the rights, claims, defenses and objections, if any, of the Sellers and all interested parties with respect to any such asserted liens, claims and interests. The Sale to the Purchaser shall vest the Purchaser with all the right, title and interest of the Sellers to the Sale Assets free and clear of all Interests.

15

10.         Self-Executing Order. The provisions of this Order authorizing the sale of the Sale Assets free and clear of all Interests shall be self-executing, and neither the Sellers nor the Purchaser shall be required to execute or file releases, termination statements, assignments, consents or other instruments to effectuate, consummate and implement the provisions of this Order. However, the Sellers and the Purchaser, and each of their respective officers, employees and agents, are authorized and empowered to take all actions and execute and deliver any and all documents and instruments that either the Sellers or the Purchaser deem necessary or appropriate to implement and effectuate the terms of the APA and this Order.

11.         Release of Interests. This Order is and shall be effective as a determination that, upon Closing, Interests existing in the Sale Assets conveyed to the Purchaser have been and hereby are adjudged and declared to be unconditionally released, discharged and terminated.

12.         Claims Extinguished Against the Debtors. To the extent a liability has been assumed by the APA, and such related claim has been asserted against one or all of the Debtors, such claim or claims are deemed extinguished as to the Debtors.

13.         Valid Transfer. The transfers of the Sale Assets to the Purchaser pursuant to the APA constitutes a legal, valid, and effective transfer of the Sale Assets and shall vest the Purchaser with all right, title, and interest of the Sellers in and to the Sale Assets free and clear of all Interests of any kind or nature whatsoever, including rights or claims based on any successor or transferee liability.

16

14.         Direction to Release Interests. Upon the Closing, except with respect to the Assumed Liabilities and Permitted Liens, as applicable, each of the Sellers’ creditors and any other holder of an Interest, including rights or claims based on any successor or transferee liability, is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interest in the Sale Assets, if any, as such Interest may have been recorded. If any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing an Interest in the Sellers or the Sale Assets shall not have delivered to the Sellers prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests, which the person or entity has with respect to the Sellers or the Sale Assets or otherwise, then (i) the Sellers are authorized and directed to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Sellers or the Sale Assets, and (ii) the Purchaser is authorized to file, register, or otherwise record a certified copy of this Order, which shall constitute conclusive evidence of the release of all liens, claims, encumbrances, and other interests of any kind or nature whatsoever in the Sellers or the Sale Assets. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the APA, including, without limitation, recordation of this Order. This Order shall be binding upon and shall govern the acts of all Persons including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other Persons who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of such assets or other property interests.

15.         No Interference. Following the Closing of the Sale, no holder of any Interest shall interfere with the Purchaser’s title to, or use and enjoyment of, the Sale Assets based on, or related to, any such Interest, or based on any actions the Debtors may take in their Chapter 11 Cases.

17

16.         No Discriminatory Treatment. To the greatest extent available under applicable law, the Purchaser shall be authorized, as of the Closing Date, to operate under any license, permit, registration and governmental authorization or approval of the Sellers with respect to the Sale Assets, and all such licenses, permits, registrations and governmental authorizations and approvals are deemed to have been, and hereby are, authorized to be transferred to the Purchaser as of the Closing Date.

17.         Assumption and Assignment of Assumed Contracts. Pursuant to sections 105(a), 363, and 365 of the Bankruptcy Code and subject to and conditioned upon the Closing of the Sale, the Debtors’ assumption and assignment to the Purchaser of the Assumed Contracts is approved, and the requirements of section 365(b)(1) of the Bankruptcy Code with respect thereto are deemed satisfied. The Purchaser has demonstrated adequate assurance of future performance with respect to all Assumed Contracts.

(i)          Free and Clear. The Debtors are authorized and directed in accordance with sections 105(a) and 365 of the Bankruptcy Code to (i) assume and assign to the Purchaser, effective as of the Closing, as provided by, and in accordance with, the Sale Procedures Order and the APA, the Assumed Contracts free and clear of all Interests of any kind or nature whatsoever, including rights or claims based on any successor or transferee liability, and (ii) execute and deliver to the Purchaser such documents or other instruments as the Purchaser reasonably deem may be necessary to assign and transfer the Assumed Contracts to the Purchaser.

18

(ii)         Consent. Any party having the right to consent to the assumption and assignment of an Assumed Contract that failed to object to such assumption and assignment is deemed to have consented to such assumption and assignment as required by section 365(c) of the Bankruptcy Code; provided, for the avoidance of doubt, that Miami-Dade County reserves its rights to assert a right to consent to the assumption and/or assignment of any contracts to which it is a counterparty. The Purchaser shall enjoy all of the rights and benefits under each such Assumed Contract as of the applicable date of assumption and assignment without the necessity of obtaining such non-debtor party’s written consent to the assumption or assignment thereof.

(iii)        Anti-Assignment Provisions. The Assumed Contracts shall be transferred and assigned to, pursuant to the Sale Procedures Order and the APA, and thereafter remain in full force and effect for the benefit of, the Purchaser, notwithstanding any provision in any such Assumed Contract (including those of the type described in sections 365(b)(2), (e)(1), and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer. The Sellers shall be relieved from any further liability (but not including the Cure Amounts, which are to be paid by the Seller out of the proceeds of the Sale under the APA) with respect to the Assumed Contracts after such assumption and assignment to the applicable Purchaser.

(iv)        Cure Amounts. All defaults and all other obligations or liabilities under any Assumed Contract occurring, arising or accruing prior to the date of the assignment or transfer to the Purchaser shall be deemed cured or satisfied upon payment of the applicable Cure Amount, and, without limiting the foregoing, no effect shall be given to any default of the type set forth in section 365(b)(2) of the Bankruptcy Code whether or not such Assumed Contract is an executory contract within the meaning of section 365 of the Bankruptcy Code. The Cure Amounts to be paid by the Sellers reflect the sole amounts necessary under section 365(b) of the Bankruptcy Code to cure all monetary defaults under the Assumed Contracts, and no other amounts are or shall be due to the non-debtor parties in connection with the assumption by the Debtors and assignment to the Purchaser of the Assumed Contracts. Upon payment of the Cure Amounts and after such assumption and assignment to the Purchaser, the Sellers shall be relieved from any further liability with respect to the Assumed Contracts, and all holders of claims arising from and after Closing under any Assumed Contract are forever barred and estopped from asserting any claims under any Assumed Contract against the Debtors, their successors or assigns, and their estates.

19

(v)         Miami-Dade County Contracts. Notwithstanding anything to the contrary in this Order or the APA, assignment to the Purchaser of the Miami-Dade County Promissory Note, Miami-Dade County Parking Loans, the Miami-Dade County Letter Agreement and all other Assumed Contracts with Miami-Dade County set forth in the Schedules to the APA is subject to and contingent upon either (i) receipt by the Purchaser of Miami-Dade County’s consent or (ii) further order of this Court approving such assignment to the Purchaser after notice and a hearing; provided, however, in the event of such assignment to the Purchaser, Miami-Dade County’s existing first-priority mortgages on Seller’s parking lot shall remain in place to the same extent and priority subsequent to the transfer of such parking lot to Purchaser pursuant to the APA.

(vi)        AGS Contracts. Notwithstanding anything herein to the contrary, this Order shall not modify or affect the rights of American Gaming Systems, Inc. (“AGS”) to object to assumption, assignment, adequate assurance of future performance, or potential cure amounts due under their its contract(s).  The Debtors (in consultation with the Committee), the Purchaser, and AGS shall work in good faith to consensually resolve its remaining disputes (if any).   This Court shall hear argument based on the AGS objection in the event that the objections are not resolved consensually.

20

(vii)       St. Lucie County and City of Fort Pierce Contracts. Notwithstanding anything herein to the contrary, cure amounts due under the revenue sharing agreement, dated September 25, 2007, by and between Centers and the City of Fort Pierce and St. Lucie County (the “City/County Revenue Sharing Agreement”) shall be $87,378.88 (the “City/County Cure Amount”), which City/County Cure Amount has been paid, or shall be paid, to the City of Fort Pierce and St. Lucie County not later than the Closing Date.  Upon payment of the City/County Cure Amount, the objections filed by St. Lucie County [Docket No. 383] and the City of Fort Pierce [Docket No. 390] shall be, and shall be deemed to be dismissed, and the City/County Revenue Sharing Agreement shall be assumed by the Sellers and assigned to the Purchaser pursuant to the terms of this Order and the APA.

(viii)      Settlement of Objections. The Debtors (in consultation with the Committee), the Purchaser, and the relevant non-debtor counterparty under each Assumed Contract shall have authority to compromise, settle or otherwise resolve any objections to proposed Cure Amounts without further order of the Bankruptcy Court. If the Debtors (in consultation with the Committee), the Purchaser, and the non-debtor counterparty under each Assumed Contract determine that the objection cannot be resolved without judicial intervention, then the determination of the assumption and assignment of the Assumed Contract and/or the proposed Cure Amount with respect to such contract or lease will be determined by the Court at the next scheduled hearing or such other date as determined by the Court, unless the Debtors (in consultation with the Committee), the Purchaser, and the non-debtor counterparty agree otherwise.

(ix)         No Waiver. The failure of the Sellers or the Purchaser to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Sellers’ and the Purchaser’s rights to enforce every term and condition of the Assumed Contracts.

21

(x)          Notice of Further Amendment to List of Assumed Contracts. The Purchaser may amend or supplement the list of Assumed Contracts to be assumed and assigned by the Sellers pursuant to the terms of the APA; provided, however, that notice of such amendment or supplement (a “Supplemental Notice”) must be given to all affected non-debtor counterparties to each Assumed Contract. Each affected non-debtor counterparty shall have the ability to object to the proposed assumption and assignment to the Purchaser, or the proposed Cure Amount, by serving an objection on counsel to the Debtors, the Committee and the Purchaser within seven (7) days of the date of the Supplemental Notice. Any such objection shall state, with specificity, the nature of such non-debtor counterparty’s objection, including the amount of any discrepancy in the Cure Amount. If an objection is timely received, the Debtors (in consultation with the Committee) and the Purchaser shall engage in good-faith discussions with the objecting non-debtor counterparty to resolve the objection. If no resolution is reached within seven (7) days of the objection, the Debtors and the objecting non-debtor counterparty shall seek to have the Court determine the merits of the objection (it being understood that such request may be made on an expedited basis). If no timely objection is received in the manner described herein, any contract or lease subject to a Supplemental Notice shall be assumed and assigned by the Sellers to the Purchaser pursuant to he terms of the APA and this Order, and the non-debtor counterparty shall be deemed to be bound by the terms of this Order.

22

18.         No Successor Liability. Neither the Purchaser, nor any of its successors or assigns, or any of its respective affiliates shall have any liability for any Interest that arose or occurred prior to the Closing, or otherwise is assertable against the Debtors or is related to the Sale Assets prior to the Closing other than the Purchaser’s obligations to the Debtors under the APA and with respect to the Assumed Liabilities and Permitted Liens. The Purchaser shall not be deemed, as a result of any action taken in connection with the APA or any of the transactions or documents ancillary thereto or contemplated thereby or in connection with the acquisition of the Sale Assets, to: (i) be legal successors, or otherwise be deemed successors to the Debtors; (ii) have, de facto or otherwise, merged with or into the Debtors; or (iii) be a mere continuation or substantial continuation of the Debtors or the enterprise of the Debtors. Without limiting the foregoing, the Purchaser shall not have any successor, transferee, derivative, or vicarious liabilities of any kind or character for any Interests, including under any theory of successor or transferee liability, de facto merger or continuity, whether known or unknown as of the Closing, now existing or hereafter arising, whether fixed or contingent, asserted or unasserted, liquidated or unliquidated.

19.         Fair Consideration. The consideration provided by the Purchaser for the Sale Assets under the APA shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia. The Sale may not be avoided under section 363(n) of the Bankruptcy Code.

20.         Retention of Jurisdiction. This Court retains jurisdiction, pursuant to its statutory powers under 28 U.S.C. § 157(b)(2), to, among other things, interpret, implement, and enforce the terms and provisions of this Order, all amendments thereto, and any waivers and consents thereunder, including, but not limited to, retaining jurisdiction to (i) compel delivery of the Sale Assets to the Purchaser; (ii) interpret, implement, and enforce the provisions of this Order; (iii) protect the Purchaser against any Interests against the Sellers or the Sale Assets of any kind or nature whatsoever, and (iv) enter any order under section 363 and 365 of the Bankruptcy Code.

23

21.         Good Faith. The Transactions contemplated by the APA are undertaken by the Purchaser without collusion and in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and, accordingly, the reversal or modification on appeal of the authorization provided in this Order to consummate the Transactions shall not affect the validity of the Transactions (including the assumption and assignment of any of the Assumed Contracts), unless such authorization is duly stayed pending such appeal. The Purchaser is a Purchaser in good faith of the Sale Assets and is entitled to all the protections afforded by section 363(m) of the Bankruptcy Code.

22.         Approval of Alternate Bidder. The Court will enter a separate order to approve GLP Capital, L.P. and MGA Holding FL, LLC (together “GLP/MGA”) as the Alternate Bidder (as defined in the Sale Procedures Order).

23.         Settlement Order. The provisions contained herein shall be read to comply with the Settlement Order.

24.         Proceeds. The allocation of the sale proceeds shall be in accordance with the allocation set forth in the Settlement Agreement. For the avoidance of doubt, (i) the Purchase Price includes the outstanding Indebtedness owed by Sellers under the Credit Agreement pursuant to section 363(k) of the Bankruptcy Code, and (ii) the amount of cash to be paid by Purchaser under the APA at Closing shall be reduced by the amounts owing to ABC on behalf of the Lenders or Holders of Repurchase Claims (as defined in the Settlement Agreement) pursuant to the Settlement Agreement.

24

25.         Payment of the Settlement/Break-Up Fee. In accordance with the Sale Procedures Order: (a) Silvermark is entitled to payment of the Settlement/Break-Up Fee, and (b) the Settlement/Break-Up Fee is hereby allowed as an administrative expense under Bankruptcy Code section 503(b)(1) and is secured by a lien on the deposit of the Alternate Bidder and on the closing proceeds in the event the Transactions close with either the Purchaser or the Alternate Bidder. All other rights of Silvermark under the Sale Procedures Order with respect to the Settlement/Break-Up Fee are preserved. Upon consummation and Closing of the transactions under the APA, or if applicable, the Alternate APA, the Debtors are authorized and directed to pay the Settlement/Break-Up Fee to Silvermark from the cash proceeds received at the Closing from the Purchaser or, if applicable, the Alternate Bidder. If the Transactions under the APA do not close and there is litigation against or a settlement with Purchaser or its Affiliates in connection therewith, to the extent the Settlement/Break-Up Fee has not otherwise been satisfied, Silvermark shall be, and hereby is, granted a first priority lien on any damages or settlement proceeds recovered by the Debtors in connection with any such litigation or settlement. If the Transactions under the APA do not close with either the Purchaser or the Alternate Bidder and the deposit of the Alternate Bidder is forfeited to the Debtors, the Debtors are authorized and directed to pay the Settlement/Break-Up Fee to Silvermark from the forfeited deposit funds without further Court order.

26.         Payment of Guggenheim’s Fee. On the Closing Date, in accordance with this Court’s “Order Authorizing the Retention of Guggenheim Securities, LLC as Investment Banker to the Debtors, Nunc Pro Tunc to November 8, 2013” [Docket No. 231] and with the Debtors’ engagement letter (the “Engagement Letter”) with Guggenheim Securities attached thereto, Guggenheim Securities shall be paid from the proceeds of the Sale, on an interim basis and subject in all respects to the filing of a final fee application, its Sale Transaction Fee (as defined in the Engagement Letter). Guggenheim Securities shall file its final fee application within 30 days of the Closing Date.

25

27.         Payment of St. Lucie County Tangible Property and Real Property Taxes. On or prior to the Closing Date, the St. Lucie County tax collector (the “St. Lucie County Tax Collector”) shall be paid due and owing 2013 tangible property and real property taxes. For the avoidance of doubt, notwithstanding anything herein to the contrary, any lien held by the St. Lucie County Tax Collector securing payment of 2014 tangible property and real property taxes (the “2014 St. Lucie Taxes”) shall be a Permitted Lien pursuant to the terms of the APA, and the 2014 Taxes shall be paid to the St. Lucie County Tax Collector in the ordinary course of business by the party owning the Sale Assets when such 2014 St. Lucie Taxes become due and owing.

28.         Payment of Miami-Dade County Tangible Property and Real Property Taxes.  On or prior to the Closing Date, Miami-Dade County shall be paid due and owing 2013 tangible property and real property taxes.  For the avoidance of doubt, notwithstanding anything herein to the contrary, any lien held by Miami-Dade County securing payment of 2014 tangible property and real property taxes (the “2014 Miami-Dade Taxes”) shall be a Permitted Lien pursuant to the terms of the APA, and the 2014 Miami-Dade Taxes shall be paid to Miami-Dade County in the ordinary course of business by the party owning the Sale Assets when such 2014 Miami-Dade Taxes become due and owing.

29.         Transfer Taxes. The Sale shall be free from transfer taxes if and to the extent permissible under section 1146(a) of the Bankruptcy Code or any applicable law.

26

30.         Regulatory Approvals. All necessary approvals by state, federal, and local regulatory agencies (and any other applicable regulatory body) have been obtained, or shall be obtained prior to Closing as conditions precedent to such Closing as provided in the APA (unless the requirement for such approvals is waivable and is waived by the party entitled to waive such condition in the APA).

31.         Subsequent Plan Provisions. Nothing contained in any chapter 11 plan confirmed in any Debtor’s bankruptcy case or any order confirming any such plan or in any other order in these Chapter 11 Cases shall alter, conflict with, or derogate from, the provisions of the APA or this Order, and solely with respect to any provision relating the Settlement/Break-Up Fee, Silvermark.

32.         Failure to Specify Provisions. The failure to specifically include any particular provisions of the APA, the other Transaction Documents or any related agreements in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court, the Sellers and the Purchaser that the APA, the other Transaction Documents and any related agreements are authorized and approved in their entirety with such amendments thereto as may be made by the parties in accordance with this Order prior to the Closing Date.

33.         Non-Material Modifications. The APA and any related agreements, documents, or other instruments may be modified, amended, or supplemented by the parties thereto and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment, or supplement does not have any adverse effect on the Debtors’ estates and is not related to the Settlement/Break-Up Fee in any manner.

27

34.         Order Binding on Trustee. The provisions of the APA and this Order may be specifically enforced in accordance with the APA notwithstanding the appointment of any chapter 7 or chapter 11 trustee. The provisions of the APA and this Order shall inure to the benefit of the Purchaser and the Sellers and their respective successors and assigns, and shall be binding upon any trustee, party, entity or fiduciary that may be appointed in connection with these Chapter 11 Cases or any other or further case involving the Sellers, whether under chapter 7 or chapter 11 of the Bankruptcy Code. From and after the date hereof, each Seller and Purchaser shall act in accordance with the terms of the Transaction Documents and each Seller and Purchaser, to the extent it already has not done so, shall execute each Transaction Document to which it is a party at or prior to Closing.

35.         Jurisdiction. The Court shall retain jurisdiction with respect to all matters relating to the interpretation or implementation of this Order.

36.         Service. The Debtors shall serve a copy of this Order upon all creditors and parties in interest with only Exhibit B attached and shall make copies of the APA available upon request.

###

Submitted by:

Luis Salazar, Esq.

Linda Worton Jackson, Esq.

SALAZAR JACKSON, LLP

2 South Biscayne Boulevard

Suite 3760

Miami, Florida 33131

Phone: (305) 374-4848

Fax: (305) 397-1021

Email: Salazar@SalazarJackson.com

Email: Jackson@SalazarJackson.com

(Attorney Salazar shall serve a copy of this Order upon all interested parties upon receipt and file a certificate of service.)

28

EXHIBIT A

Fronton Asset Purchase Agreement

EXHIBIT B

Copies of the Fronton Asset Purchase Agreement identified as Exhibit 1 are available from the Clerk of the Bankruptcy Court, or by contacting Ali-Marcelle Lee-Sin at lee-sin@salazarjackson.com.

2